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                                                                     EXHIBIT 5.1

                       [PILLSBURY WINTHROP LLP LETTERHEAD]

                                 April 19, 2001

SONICblue Incorporated
2841 Mission College Boulevard
Santa Clara, CA  95054

Re:      Registration Statement on Form S-8

Gentlemen:

         With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SONICblue Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 3,024,265 shares of Common Stock, $0.0001 par value, of the Company (the "Shares") issuable pursuant to the Company's 1989 Stock Plan (the "Stock Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Stock Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                    Very truly yours,

                                    /s/ PILLSBURY WINTHROP LLP